UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

Seventy Seven Energy Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36354	45-3338422
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

777 N.W. 63rd Street Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)

(405) 608-7777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Amended and Restated Restructuring Support Agreement

On May 3, 2016, Seventy Seven Energy Inc. (the “Company”) and all of its wholly owned subsidiaries entered into an Amended and Restated Restructuring Support Agreement (the “Amended and Restated Restructuring Support Agreement”) with (i) certain lenders (the “Consenting Incremental Term Loan Lenders”) representing approximately 92.0% of the outstanding principal amount under the Company’s Incremental Term Supplement (Tranche A) loan (the “Incremental Term Loan”), (ii) certain lenders (the “Consenting Term Loan Lenders”) representing approximately 82.1% of the outstanding principal amount of loans (the “Term Loans”) under the Company’s $400 Million Term Loan Credit Agreement dated June 25, 2014 (the “Term Loan Credit Agreement”) and (iii) certain noteholders (the “Consenting 2019 Noteholders”) collectively owning or controlling approximately 63.2% of the aggregate outstanding principal amount of the 6.625% senior unsecured notes due 2019 of Seventy Seven Operating LLC and Seventy Seven Finance, Inc., wholly owned subsidiaries of the Company (the “2019 Notes”).

The Amended and Restated Restructuring Support Agreement, which supersedes the previously announced Restructuring Support Agreement dated April 15, 2016, was entered into to, among other items, add the Consenting Term Loan Lenders as parties to the agreement and to modify the treatment under the Plan (as defined herein) of the claims of lenders holding Term Loans . The Consenting 2019 Noteholders, the Consenting Term Loan Lenders and the Consenting Incremental Term Loan Lenders are referred to herein as the “Restructuring Support Parties.”

The Amended and Restated Restructuring Support Agreement sets forth, subject to certain conditions, the commitment to and obligations of the Company and the Restructuring Support Parties (and any successors or permitted assigns that become party thereto) in connection with a restructuring of the 2019 Notes, the Company’s 6.50% senior unsecured notes due 2022 (the “2022 Notes”) and the Company’s common stock, par value $0.01 per share (among other transactions implementing the Plan, the “Restructuring Transactions”), pursuant to a pre-packaged or pre-negotiated plan of reorganization (the “Plan”) to be filed under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”). Pursuant to the Amended and Restated Restructuring Support Agreement, the Company intends to commence a solicitation of votes for the Plan no later than May 6, 2016 and commence the Chapter 11 cases no later than June 9, 2016.

The Plan will be based on the restructuring term sheet attached to and incorporated by reference in the Amended and Restated Restructuring Support Agreement (the “Term Sheet”). The Term Sheet contemplates that the Company will continue its day-to-day operations substantially as currently conducted and that all of the Company’s commercial and operational contracts will remain in effect in accordance with their terms preserving the rights of all parties. The Plan will provide for the following treatments with respect to each specified category of claims or interests:

•	payment in full in the ordinary course of all trade creditors and other general unsecured creditors;

•	the exchange of the full $650.0 million of the 2019 Notes into either 96.75%, if the holders of the 2022 Notes vote as a class to accept the Plan, or 98.67%, if the holders of the 2022 Notes vote as a class to not accept the Plan, of the Company’s new common stock to be issued in the reorganization (“New Common Stock”);

•	the exchange of the full $450.0 million of the 2022 Notes for either (i) 3.25% of the New Common Stock as well as warrants exercisable for 15% of New Common Stock at predetermined equity values (the “2022 Warrants”), if the holders of the 2022 Notes vote as a class to accept the Plan, or (ii) 1.33% of the New Common Stock, if the holders of the 2022 Notes vote as a class to not accept the Plan;

•	the issuance by the Company, if all classes of claims entitled to vote accept the Plan, to existing common stockholders of the Company of two series of warrants exercisable for an aggregate of 20% of the New Common Stock at predetermined equity values;

•	lenders holding Term Loans will (i) receive (a) payment of an amount equal to 2% of the Term Loans; and (b) as further security for the Term Loans, second-priority liens and security interests in the collateral securing the company’s Exit ABL Credit Facility (as defined herein), which collateral, together with the existing collateral securing the Term Loans and Tranche A Incremental Term Loans, shall be governed by an intercreditor agreement to be agreed by the applicable secured parties; and (ii) continue to hold Term Loans under the Term Loan Credit Agreement, as amended to reflect, among other modifications, the shortening of the maturity date of the Term Loans by one year and an affirmative covenant by the Company to use commercially reasonably efforts to maintain credit ratings for the Term Loans, which ratings the Company will use commercially reasonable efforts to obtain on the effective date of the Plan; and

•	the payment of an amount equal to 2% of the Incremental Term Loan plus $15 million of the outstanding Incremental Term Loan balance, together with the reinstatement of the remaining $84 million balance of the Incremental Term Loan on identical terms other than the suspension of any prepayment premium for a period of 18 months.

The Plan will eliminate the Company’s bond debt obligations (including $1.1 billion in the aggregate of the face amount of the 2019 Notes and 2022 Notes).

The warrants that may be provided in exchange for the 2022 Notes and to the existing common stockholders will be exercisable at any time until their expiration date. The 2022 warrants will be exercisable for a per share price based upon a total equity value of $524 million and will expire five years from the effective date of the reorganization, subject to the earlier expiration upon the occurrence of certain extraordinary events. The two series of warrants that may be provided to existing common stockholders will be exercisable at share prices based on total equity values of $1.788 billion and $2.5 billion and will expire five years and seven years, respectively, from the effective date, subject to earlier expiration upon the occurrence of certain extraordinary events.

Upon the consummation of the Plan, all unvested existing management equity-based compensation plans will be cancelled. The reorganized Company expects to implement a management incentive plan pursuant to which certain officers and employees of the reorganized Company will be eligible to receive, in the aggregate, cash and/or shares and/or options to acquire shares of New Common Stock up to 10% of the total outstanding New Common Stock of the Company at the discretion of the reorganized Company’s Board of Directors.

In accordance with the Amended and Restated Restructuring Support Agreement, each of the Restructuring Support Parties agrees, among other things: (i) to support and use commercially reasonable efforts to complete the Restructuring Transactions and all transactions contemplated by the Amended and Restated Restructuring Support Agreement in accordance with certain deadlines specified in the Amended and Restated Restructuring Support Agreement; (ii) to vote all of its claims to accept the Plan and to not withdraw, amend or revoke (or cause to be withdrawn, amended or revoked) its tender, consent or vote with respect to the Plan; (iii) to not directly or indirectly object to, delay, impede or take any other action to interfere with the Restructuring Transactions, or propose, file, support or vote for any restructuring, workout or chapter 11 plan for any of the Company other than the Restructuring Transactions and the Plan; (iv) to not take certain actions in furtherance of the declaration of a default or event of default with respect to its debt holdings; and (v) to not take any other action that is materially inconsistent with its obligations under the Amended and Restated Restructuring Support Agreement.

In accordance with the Amended and Restated Restructuring Support Agreement, the Company agrees, subject to its officers’ managers’ and directors’ fiduciary duties, among other things: (i) to support, negotiate in good faith, and take all necessary and appropriate actions to complete the Restructuring Transactions set forth in the Plan; (ii) to take all commercially reasonable actions necessary to complete the Restructuring Transactions set forth in the

Plan in accordance with certain milestones defined in the Amended and Restated Restructuring Support Agreement; (iii) to make commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals necessary to consummate the Plan; and (iv) to not undertake any action materially inconsistent with the adoption and implementation of the Plan and the speedy confirmation thereof.

The Amended and Restated Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet specified milestones related to filing, confirmation and consummation of the Plan, among other requirements, and in the event of certain breaches by the parties under the Amended and Restated Restructuring Support Agreement. There can be no assurance that the Restructuring Transactions will be consummated.

Debtor in Possession Facility and Exit Facility Commitment Letter

On April 29, 2016, the Company obtained a commitment letter (the “Commitment Letter”) from Wells Fargo Bank, National Association and Bank of America, N.A. (collectively, the “DIP Lenders”) to secure the financing necessary for the consummation of the Restructuring Transactions contemplated under Amended and Restated Restructuring Support Agreement and the Plan. Pursuant to the Commitment Letter, and subject to the terms and conditions thereof, the DIP Lenders have agreed to provide the Company a commitment for (i) a senior secured revolving loan and letter of credit facility in an aggregate principal amount of up to $100.0 million for use during the chapter 11 cases (the “DIP ABL Credit Facility”) and (ii) a senior secured revolving loan and letter of credit facility in an aggregate principal amount of up to $100.0 million following the confirmation by the U.S. Bankruptcy Court of the Plan to the reorganized Company (the “Exit ABL Credit Facility”).

The Commitment Letter may be terminated upon the occurrence of certain events and certain breaches by the parties under the Commitment Letter. There can be no assurance that the Company will be able to utilize the financing pursuant to the DIP ABL Facility or the Exit ABL Facility.

The information in this Form 8-K is not intended to be, and should not in any way be construed as, a solicitation of votes on the Plan, nor should the information contained herein or in the Amended and Restated Restructuring Support Agreement be relied on for any purpose with respect to the Plan. The foregoing description of the Amended and Restated Restructuring Support Agreement, including the Term Sheet, and the Commitment Letter do not purport to be complete and are qualified in its entirety by reference to the Amended and Restated Restructuring Support Agreement (to which the Term Sheet is attached) and the Commitment Letter, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “project,” “predict,” “potential,” “targeting,” “exploring,” “intend,” “could,” “might,” “should,” “believe” and similar expressions. These statements involve known and unknown risks and uncertainties and involve assumptions that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes the expectations reflected in these forward-looking statements are reasonable, but cannot assure you that these expectations will prove to be correct. The Company cautions you not to place undue reliance on the forward-looking statements contained in this report, which speak only as of the filing date.

Factors that could cause the Company’s results to differ materially include: (i) risks and uncertainties associated with bankruptcy proceedings, including the ability to consummate the transactions contemplated by the Amended and Restated Restructuring Support Agreement on the time frame contemplated therein; (ii) the potential adverse effects of Chapter 11 proceedings on the Company’s liquidity or results of operations; (iii) the ability to operate the business during this process; (iv) the effects of a bankruptcy filing on the Company’s business and the interests of various creditors, equity holders and other constituents; (v) the length of time the Company will operate under Chapter 11, (v) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to develop and consummate the plan of reorganization; (vi) loss of customer orders, disruption in the supply chain and loss of the ability to maintain vendor relationships; (vii) general economic or business conditions affecting the markets the Company serves; (viii) market prices for oil and natural gas; (ix) dependence on Chesapeake Energy Corporation and its working interest partners for a majority of revenues and the Company’s ability to secure new customers or provide additional services to existing customers; and (x) other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Restructuring Support Agreement dated May 3, 2016.

10.2	Commitment Letter dated April 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 4, 2016	SEVENTY SEVEN ENERGY INC.

	By:	/s/ Cary Baetz
Cary Baetz
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Restructuring Support Agreement dated May 3, 2016.

10.2	Commitment Letter dated April 29, 2016.